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                                                                   Exhibit 10.11

                          AGREEMENT AND GENERAL RELEASE

                  EG&G, Inc., 45 William Street, Wellesley, Massachusetts, 02181, its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as "EG&G"), and Deborah S. Lorenz ("Lorenz") agree that:

                  1. DATE OF CESSATION OF EMPLOYMENT Upon execution of this Agreement, Lorenz will submit a letter to EG&G terminating her employment and her Employment Agreement dated November 1, 1993 effective December 31, 1999 or such earlier date after December 31, 1998 as may be determined by Lorenz.

                  2. CONSIDERATION. In consideration for signing this Agreement and General Release and compliance with the promises made herein, EG&G agrees:

                           a.       to pay to Lorenz one lump sum in the amount
of Four Hundred Ten Thousand Twenty dollars ($410,020) less lawful deductions, and appropriate withholdings provided that EG&G has received the letter from Lorenz in the form attached hereto as Exhibit "A" by November 30, 1998 and provided that Lorenz did not revoke this Agreement pursuant to paragraph 4, said payment shall be deemed to be salary and a management incentive bonus payment attributable to work performed in 1998;

                           b.       to pay Lorenz her full EVA incentive payment
for 1998 less lawful deductions said payment to be made at the time such EVA payments are made to other officers;

                           c.       to allow Lorenz to receive the Company car
then currently assigned to her without charge, all taxes related thereto shall be paid by Lorenz;

                           d.       to allow Lorenz to keep the laptop computer
currently being used by her;

                           e.       to pay a lump sum of $10,000 to be used for
out placement services, training, job search related costs or relocation, said payment will be subject to appropriate tax withholdings;

                           f.       to continue until December 31, 1999 or until
Lorenz becomes eligible for other comparable coverage whichever comes first, Lorenz' same medical and dental coverage as was in effect immediately prior to December 31, 1998, the cost of said coverage to be borne by the Company; and

                           g.       to pay the Company match in the EG&G Savings
Plan for the
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                           h.       all Employee Stock Options granted by EG&G
to Lorenz shall be deemed to have been vested as of December 31, 1998. Said options shall be exercisable until the earlier of the expiration dates specified in such options or March 31, 2000.

                           3.       NO  CONSIDERATION  ABSENT  EXECUTION  OF
THIS AGREEMENT. Lorenz understands and acknowledges that she will not receive and will not be entitled to any of the items "a-h" above until ten (10) business days after the Company received from Lorenz the letter in the form attached hereto as Exhibit A. Lorenz also understands and acknowledges that she is responsible for the payment of all federal, state and payroll taxes associated with items "a-h" above.

                  4. REVOCATION. Lorenz may revoke this Agreement and General Release for a period of seven (7) days following the day she executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Murray Gross, Senior Vice President and General Counsel, and state, "I hereby revoke my acceptance of our Agreement and General Release. The revocation must be personally delivered to Mr. Gross or her designee, or mailed to Mr. Gross at EG&G, 45 William Street, Wellesley, Massachusetts 02181 and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Massachusetts, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

                  5. GENERAL RELEASE OF CLAIMS. LORENZ KNOWINGLY AND VOLUNTARILY RELEASES AND FOREVER DISCHARGES EG&G, OF AND FROM ANY AND ALL CLAIMS, KNOWN AND unknown, which against EG&G, Lorenz, her heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Agreement as "Lorenz") have or may have as OF THE date OF EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE, including, but not limited to, any alleged violation of:

          -       The National Labor Relations Act, as amended;

          -       Title VII of the Civil Rights Act of 1964, as amended;

          -       The Civil Rights Act of 1991

          - Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

          - the Employee Retirement Income Security Act of 1974, as amended;

          -       The Immigration Reform Control Act, as amended;

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          -       The Americans with Disabilities Act of 1990, as amended;

          -       The Age Discrimination in Employment Act of 1967, as amended;

          -       The Fair Labor Standards Act, as amended;

          -       The Occupational Safety and Health Act, as amended;

          -       The Family and Medical Leave Act of 1993;

          -       The Massachusetts Law Against Discrimination, G.L., c. ISlE;

          - The Massachusetts Civil Rights Act, G.L. c. 12, Sections 11H and 111;

          -       The Massachusetts Equal Rights Law, G.L. c. 93;

          -       The Massachusetts Wage and Hour Laws, G.L. c.s 149 and 151;

          - The Massachusetts Privacy Statute, G.L. c. 214, Section 1B, as amended;

          - any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

          -       any public policy, contract, tort, or common law; or

          - any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.


                  6. NO CLAIMS EXIST. Lorenz confirms that no charge, complaint, or action exists in any forum or form. In the event that any such claim, charge, complaint or action is filed, Lorenz shall not be entitled to recover any relief or recovery therefrom, including costs and attorney's fees. Lorenz acknowledges that she understands that if this Agreement were not signed, Lorenz would have the right to voluntarily assist other individuals or entities in bringing claims against EG&G. Lorenz hereby waives that right and she will not provide any such assistance other than assistance in an investigation or proceeding conducted by the United States Equal Employment Opportunity Commission. EG&G and Lorenz further agree that Lorenz may provide information pursuant to any valid subpoena.

                  7. CONFIDENTIALITY. Lorenz agrees not to disclose or cause to be disclosed any information regarding the existence or substance of this Agreement and General Release, other than to an attorney with whom Lorenz chooses to consult regarding her consideration of this Agreement and General Release, her immediate family, tax advisors or as required by law.

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Lorenz agrees to instruct all of her representatives, including, without limitation, her attorney, immediate family and tax advisors, if applicable, not to disclose or cause to be disclosed any information regarding the existence or substance of this Agreement and General Release, except as required by law.

                  8. GOVERNING LAW AND INTERPRETATION. This Agreement and General Release shall be governed and conformed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provision. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. However, if any portion of the general release language were ruled to be unenforceable for any proceeding initiated by Lorenz, Lorenz shall return the consideration paid hereunder to EG&G.

                  9. NONADMISSION OF WRONGDOING. Lorenz agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by EG&G of any liability or unlawful conduct of any kind.

                  10. AMENDMENT. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement and General Release.

                  11. ENTIRE AGREEMENT. This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements between the parties, except Lorenz agrees to abide by the agreement contained in paragraph 4(b) of the Employment Agreement between Lorenz and EG&G made as of November 1, 1993. Lorenz acknowledges that she has not relied on any representations, promises, or agreements of any kind made to her in connection with her decision to sign this Agreement and General Release, except for those set forth in this Agreement and General Release.

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                  LORENZ HAS BEEN ADVISED THAT SHE HAS AT LEAST TWENTY-ONE (21)
DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

                  LORENZ AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE DAY CONSIDERATION PERIOD.

                  HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2" ABOVE, LORENZ FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS SHE HAS OR MIGHT HAVE AGAINST EG&G.

                  IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:


                                                  /s/ Deborah S. Lorenz
                                                  ------------------------------
                                                      Deborah S. Lorenz

                                                  Date:   June 6, 1998
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                                                  EG&G, Inc.

                                                  By: /s/ John M. Kucharski
                                                     ---------------------------
                                                          John M. Kucharski

                                                  Date:   June 4, 1998
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